UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

GROUPON, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue
Suite 400
Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 676-5773

(Registrant’s telephone number, including area
code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On February 28, 2013, Andrew D. Mason was terminated as Chief Executive Officer of Groupon, Inc. (the “Company”), effective immediately.  Also on February 28, 2013 and effective immediately, Mr. Mason resigned from the Board of Directors of the Company (the “Board”).

(c)                                  On February 28, 2013, the Board established a new “Office of the Chief Executive Officer” reporting to the Board to serve the functions of the Chief Executive Office until such time that a new Chief Executive Officer is hired.  Effective immediately, the Board appointed Executive Chairman Eric Lefkofsky and Vice Chairman Ted Leonsis to serve in this newly created office.

Mr. Lefkofsky, 43, is a co-founder of the Company and has served as the Company’s Executive Chairman since its inception. Mr. Lefkofsky is a co-founder of Echo Global Logistics, Inc. (NASDAQ: ECHO) and served on its board of directors from February 2005 to December 2012. Mr. Lefkofsky is the co-founder of InnerWorkings, Inc. (NASDAQ: INWK) and served on its board of directors from August 2008 to October 2012. In 2008, Mr. Lefkofsky co-founded Lightbank LLC, a private investment firm specializing in information technology companies, and has served as a manager since that time. In April 2006, Mr. Lefkofsky co-founded MediaBank, LLC, an electronic exchange and database that automates the procurement and administration of advertising media, and has served as a director or manager since that time. Mr. Lefkofsky also serves on the board of directors of Children’s Memorial Hospital, the board of trustees of the Steppenwolf Theatre, the board of trustees of the Art Institute of Chicago and the board of trustees of the Museum of Science and Industry. Mr. Lefkofsky also serves on the board of directors of World Business Chicago. Mr. Lefkofsky is an Adjunct Professor at the University of Chicago Booth School of Business. Mr. Lefkofsky holds a bachelor’s degree from the University of Michigan and a Juris Doctor degree from the University of Michigan Law School.

Mr. Leonsis, 57, has served on the Company’s Board since June 2009 and as Vice Chairman since April 2011. Since 1999, Mr. Leonsis has served as the Chairman and Chief Executive Officer of Monumental Sports & Entertainment, LLC, a sports and entertainment company that owns the NBA’s Washington Wizards, the NHL’s Washington Capitals, the WNBA’s Washington Mystics, the Verizon Center in Washington, D.C. and the Baltimore-Washington Ticketmaster franchise. Mr. Leonsis also has served as a Vice Chairman Emeritus of AOL LLC, a leading global Web company, since December 2006. Mr. Leonsis held a number of other executive positions with AOL from September 1994 to December 2006, most recently as Vice Chairman and President, AOL Audience Business. Mr. Leonsis co-founded Revolution Growth Fund II, a private investment firm, and has served as a partner of the fund since that time.  Mr. Leonsis has served as a director of American Express Co. (NYSE: AXP) since July 2010, a director of Rosetta Stone Ltd. (NYSE: RST) since December 2009 and was a director of NutriSystem, Inc. (NASDAQ: NTRI) from December 2008 through June 2012. Mr. Leonsis also serves on the board of directors of several private internet and technology companies.

There are no family relationships between Mr. Lefkofsky and any of the directors and executive officers of the Company. The following are transactions in which Mr. Lefkofsky has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Steven P. Lefkofsky, the brother of Eric P. Lefkofsky, is a founder and shareholder of Lefkofsky & Gorosh, P.C. For the year ended December 31, 2012, the Company paid Lefkofsky & Gorosh, P.C. $150,000 for legal services rendered.

During 2012, the Company engaged InnerWorkings, Inc. (“InnerWorkings”) to provide marketing services.  Mr. Lefkofsky is a former director and significant stockholder of InnerWorkings. The Company paid $1.1 million to InnerWorkings for the year ended December 31, 2012.

In connection with the Company’s expansion of Goods offerings during 2012, the Company entered into a transportation and supply chain management agreement with Echo Global Logistics, Inc. (“Echo”). Mr. Lefkofsky is a former director and significant stockholder of Echo. Pursuant to the agreement, Echo received payments of approximately $1.9 million for its services under the agreement for the year ended December 31, 2012. As the Goods category has expanded, the Company has hired other outside vendors for logistics services and terminated its arrangement with Echo during 2012.

During 2012, the Company engaged in transactions with three of Lightbank LLC’s portfolio companies: Fooda, Inc., Lightswitch and Benchprep. Mr. Lefkofsky co-founded Lightbank, a private investment firm, and has served as a manager since that time.  For the year ended December 31, 2012, the Company paid Fooda $325,000 for food delivery services to employees at the Company’s corporate headquarters and Lightswitch $260,000 for video editing services.  The Company ran daily deals for Benchprep, an online education company, and Benchprep received $625,000 as its share of the proceeds in connection therewith.

There are no family relationships between Mr. Leonsis and any of the directors and executive officers of the Company. The following is a transaction in which Mr. Leonsis has an interest requiring disclosure under Item 404(a) of Regulation S-K.

During 2012, the Company ran several Groupon Live deals for tickets for events sponsored by Monumental Sports & Entertainment, LLC (“Monumental Sports”). Mr. Leonsis serves as the Chairman and Chief Executive Officer of Monumental Sports. Monumental Sports received $300,000 as its share of the proceeds from these Groupon Live deals.

In connection with these leadership changes, Mr. Leonsis has resigned from his position as a member and Chairman of the Audit Committee and Robert J. Bass has assumed the role as Chairman of the Audit Committee.

No new compensatory or severance arrangements were entered into in connection with these leadership changes. Mr. Mason is entitled to receive severance benefits for termination without cause as provided in his employment agreement.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description
99.1	Press Release dated February 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: March 1, 2013	By:	/s/ Jason E. Child
	Name:	Jason E. Child
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated February 28, 2013.